Exhibit 99.1

Contact: Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT Announces Pricing of $350 million Senior secured Notes

Due 2026

Philadelphia, PA – April 9, 2021 – Lannett Company, Inc. (NYSE: LCI) (the “Company” or “Lannett”) today announced the pricing of the $350 million aggregate principal amount of 7.75% senior secured notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The sale of the Notes to the initial purchasers is expected to settle on April 22, 2021, subject to customary closing conditions.

The Notes will pay interest only semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2021, at a rate of 7.75% per annum in cash. The Notes will mature on April 15, 2026, unless earlier redeemed or repurchased in accordance with their terms. The Notes will be secured by first priority liens on substantially all of the assets of the Company and the guarantors, other than working capital assets pledged to secure the Company’s asset-based credit facility, as to which the Notes will be secured on a second lien basis.

The Company intends to use the net proceeds of the Notes offering, together with other anticipated borrowings under the separately disclosed junior lien credit facility due in July 2026 and cash on hand, to repay its existing Term B Loans, eliminating the associated interest and amortization payments, and to pay certain related fees and expenses.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering of the Notes is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, the proposed offering of the Notes, the anticipated terms and the timing and closing of the Notes, the expected use of the net proceeds from this transaction, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or regulatory approvals or actions, the ability to successfully manufacture and commercialize products upon approval, including acquired products, and the Company’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the Company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the Company's judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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